Multiband Corporation and MDU Communications International, Inc.

Announce Definitive Merger Agreement

July 10, 2012 MINNEAPOLIS, MN & TOTOWA, NJ -- Multiband Corporation (“Multiband”, NASDAQ:MBND), a leading Home Service Provider (“HSP”) for DIRECTV® and the nation's largest DIRECTV Master System Operator (“MSO”) for Multiple Dwelling Units (“MDU”), and MDU Communications International, Inc. (“MDU Communications”, OTCBB:MDTV), a leading provider, and largest exclusive/bulk provider, of DIRECTV digital satellite television programming, broadband and other communication services to the MDU market announced today the signing of a definitive agreement pursuant to which MDU Communications will merge into Multiband and will be combined with Multiband’s MDU business segment. MDU Communications currently owns, operates and services over 75,000 subscribers in 790 MDU properties encompassing 170,000 residences. The transaction will add both scale and leverage to Multiband’s existing MDU business segment, which includes approximately 116,000 owned and managed subscribers, and an additional 81,000 subscribers supported by its support center.

Under the terms of the definitive agreement, which has been approved by the Boards of Directors of both companies, holders of MDU Communications common stock will receive a currently calculated 0.759 shares of Multiband common stock for each share of MDU Communications common stock in a tax-free exchange. Multiband will issue 4.3 million shares of its common stock for all issued and outstanding shares of MDU Communications common stock. Based upon a price of $3.00 per share of Multiband common stock, the transaction, including the assumption by Multiband of MDU Communications’ outstanding credit facility of $29.7 million, is valued at approximately $42.6 million. The definitive agreement provides for adjustment of the number of Multiband shares if the trading price of Multiband common stock is greater or less than 20% (based on the $3.00) at the time of the merger closing date. In the alternative, Multiband has the option to pay an equivalent $12.9 million in cash for the issued and outstanding shares of MDU Communications common stock. The definitive agreement also provides for contingent consideration to MDU Communications stockholders of record if MDU Communications enters into a definitive agreement with a third party prior to the merger closing date, or within three months after, for the sale of a certain number of subscribers, which would reduce the balance outstanding under their credit facility.

MDU Communications will effectively continue to operate as a subsidiary of Multiband, with the combined business of MDU Communications and Multiband’s MDU segment generating approximately $55 million annual pro-forma revenue with pro-forma EBITDA of approximately $8 million post integration, inclusive of direct savings of $4 million per year in redundancy reduction by combining the entities. Additionally, the companies expect reductions in direct costs and the creation of additional incremental recurring revenue streams as the business units are fully combined and transitioned. Multiband, as a whole, operates with 3,700 employees in 33 states with 33 field offices and MDU Communications operates with 102 employees in 17 states with 6 regional offices.

In consideration of the merger, Multiband’s management and Board of Directors utilized the following key valuation metrics detailed below in determining the merger price:

•	Multiband currently estimates its subscriber acquisition costs at approximately $750 per customer through internal build-out of MDU properties. This would equate to a total cost of over $56 million, excluding interest, to add a similar number of subscribers as that acquired through this acquisition, a process that would take two to three years to complete, with no guarantees that 75,000 subscribers would be attained.

•	Approximately 70% of the 75,000 MDU Communications’ subscribers are signed to long term exclusive or bulk contracts with many of the nation’s leading property ownership and management companies.

•	Incremental financial benefits can be realized through the introduction of Multiband’s wireless broadband platform to the 75,000 MDU Communications’ subscribers (or the 170,000 wired residences in 790 properties), which would add to future revenue and EBITDA.

•	Commercial customers of MDU Communications (office buildings, stadiums and arenas) can be layered on to the Multiband internal commercial platform to increase scale.

James L. Mandel, Chief Executive Officer of Multiband, commented, "Multiband is well positioned to support growth initiatives in the MDU market because we are currently the largest nationwide MDU Master System Operator and have invested significant time, effort and capital into developing our MDU infrastructure, which includes integrated billing software and a world class customer support center. The merger with MDU Communications is a strategic opportunity that will be meaningfully and immediately accretive to our business. MDU Communications has been a recognized and respected provider in the MDU market for over 12 years with a large base of business and capable management. The combined subscriber base will not only add scale to our support services, but will be an important growth center to achieve a higher penetration of multiple revenue streams, namely our push to deliver broadband and digital voice. The merger transaction will position Multiband as the dominate MDU market leader.”

Sheldon Nelson, Chief Executive Officer of MDU Communications, stated, “We are pleased to become a part of the Multiband organization and believe that the combination created by our two companies will enable us to better serve our current customers and attract new customers in our markets. Multiband’s reputation, financial strength and operating capabilities will enhance our ability to launch new broadband services and meet the expanding needs of our customers. Our stockholders will be receiving shares of a strong, successful company with great potential for diversified growth.”

The transaction is expected to close during the fourth quarter of 2012 and is subject to the finalization of a valuation report on MDU Communications, approval by lenders to both companies, and a vote of the stockholders of MDU Communications, as well as certain other customary closing conditions.

ADDITIONAL INFORMATION

About Multiband Corporation: Multiband Corporation is a public, NASDAQ-listed company (MBND). Multiband Corporation, through a variety of wholly owned subsidiaries, engages with a vast and growing array of technologies including renewable energy, wireless infrastructure, electrical power systems, digital signage, commercial audio/video solutions, hospitality IPTV, and VOD systems. Multiband, via its subsidiaries, maintains nearly 20% of all DIRECTV’s installations, maintenance and upgrades for residents of single-family homes. Multiband via its subsidiaries also supplies satellite Internet solutions for homes and businesses across the nation. As the largest nationwide DIRECTV master system operator in the Multiple Dwelling Unit (MDU) market and one of the largest full-service home service providers (HSPs), Multiband is a driven leader in a competitive industry. Additionally, Multiband via its MDU subsidiaries is a leading provider of software and integrated billing services to MDUs on a single bill; including video, voice, data and other value-added local services, both directly and through strategic partnerships. Multiband focuses on providing world-class customer service and the highest level of performance for all of our partners and customers, from multinational corporations to individual families. Multiband is headquartered in Minneapolis, MN, and has offices strategically placed around the continental United States.

About MDU Communications: MDU Communications International, Inc. (OTCBB: MDTV) is a leading provider of premium communication/information services, including digital satellite television and high-speed (broadband) Internet services, exclusively to the United States multi-dwelling unit (MDU) marketplace - estimated to include 26 million residences. Through its wholly owned subsidiary, MDU Communications (USA) Inc., MDU Communications delivers DIRECTV® digital satellite television services and high-speed (broadband) Internet systems and is committed to delivering the next generation of interactive communication services to MDU residents.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Multiband and MDU Communications, Multiband will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy statement of MDU Communications and a prospectus of Multiband. MDU Communications shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about Multiband and MDU Communications, without charge, at the SEC’s website (www.sec.gov). You may also obtain copies of all documents filed with the SEC, without charge, by directing a request to Steve Bell, Multiband Corporation, 9449 Science Center Drive, New Hope, Minnesota 55428, telephone (763) 504-3000 or Brad Holmstrom, MDU Communications International, Inc., 60-D Commerce Way, Totowa, NJ 07512, telephone (973) 237-9499.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties. Multiband and MDU Communications caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Multiband and MDU Communications, Multiband’s and MDU Communications’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Multiband’s and MDU Communications’ filings with the SEC. These include risks and uncertainties relating to: the ability to obtain the requisite MDU Communications shareholder approval; the risk that Multiband and MDU Communications may be unable to obtain financing or lender approvals required for the merger, or these required approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; the effect of changes in DIRECTV’s business plan and other factors discussed or referred to in the “Risk Factors” section of each of Multiband’s and MDU Communications’ most recent Annual Report on Form 10-K filed with the SEC. Each forward-looking statement speaks only as of the date of the particular statement and neither Multiband nor MDU Communications undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

PARTICIPANTS IN THE MERGER SOLICITATION

Multiband, MDU Communications and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from MDU Communications’ shareholders in connection with the proposed transaction. Information about Multiband’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on July 15, 2011, and its Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 30, 2012. These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to Multiband’s Investor Relations page on its corporate website at www.multibandusa.com. Information about MDU Communications’ directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on June 8, 2011, and its Annual Report on Form 10-K for the year ended September 30, 2011, filed on December 23, 2011. These documents are available free of charge at the SEC’s website at www.sec.gov, or by going to MDU Communications’ Investor Relations page on its corporate website at www.mduc.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus that Multiband intends to file with the SEC.

Company Contact – Multiband Corporation:

James Mandel, CEO for Multiband Corporation at (763) 504-3000

Investor Contact – Multiband Corporation:

Cameron Donahue, Hayden IR, (651) 653-1854 or cameron@haydenir.com

Company Contact – MDU Communications:

Sheldon Nelson, CEO for MDU Communications International, Inc. at (973) 237-9499